UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2013

FRANKLIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California 94403

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 13, 2013, Franklin Resources, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the results of the votes were as follows:

1.	To elect 11 directors to the Board of Directors of the Company to hold office until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

Each of the 11 nominees for director was elected, and the voting results are set forth below:

Name of Director	For	Against	Abstain	Broker Non-Votes
Samuel H. Armacost	169,936,651	2,383,570	128,146	7,380,760
Peter K. Barker	167,212,906	5,122,638	112,823	7,380,760
Charles Crocker	169,748,601	2,576,917	122,849	7,380,760
Charles B. Johnson	167,083,803	5,282,156	82,408	7,380,760
Gregory E. Johnson	171,371,519	998,433	78,415	7,380,760
Rupert H. Johnson, Jr.	167,322,711	5,037,054	88,602	7,380,760
Mark C. Pigott	169,892,335	2,423,700	132,332	7,380,760
Chutta Ratnathicam	172,061,818	253,495	133,054	7,380,760
Laura Stein	172,145,359	196,679	106,329	7,380,760
Anne M. Tatlock	168,029,555	4,300,567	118,245	7,380,760
Geoffrey Y. Yang	172,091,012	227,554	129,801	7,380,760

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013.

The ratification of the appointment of PricewaterhouseCoopers LLP was approved, and the voting results are set forth below:

For	Against	Abstain
178,544,796	1,195,762	88,569

3.	To consider and vote on a stockholder proposal.

The stockholder proposal on genocide-free investing was not approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
14,945,222	144,668,155	12,834,990	7,380,760

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date: March 14, 2013	/s/ Maria Gray
Name: Maria Gray
Title: Vice President and Secretary